Exhibit 99.1

Crown Electrokinetics Announces Closing of Line of Credit for up to $100 Million

Los Angeles, California, Feb. 1, 2023 (GLOBE NEWSWIRE) -- Crown Electrokinetics Corp. (NASDAQ: CRKN) ("Crown" or the "Company"), a leading smart glass technology company and an expert in both designing and installing distributed antenna systems (DAS) and constructing fiber optic networks, today announced that it has closed a line of credit for up to $100 million.

Doug Croxall, Crown Electrokinetics CEO and Chairman stated, “Closing on this line of credit will allow Crown to immediately expand upon current fiber optic construction projects not only in the five Great Lakes states where we hold prime contract status but also to expand Crown’s footprint into other territories where discussions are already underway.. We are also pursuing DAS projects and our new line of credit will allow for expansion into this fast-growing DAS market. Additionally, we are continuing to work on our Smart Window Insert and will have an update shortly on the Generation 1.0 delivery schedule.”

In early January, Crown announced that it had entered into an asset purchase agreement with Amerigen 7, an emerging leader in the fields of distributed antenna systems and construction of fiber optic networks. Crown did this for two primary reasons; to market and sell distributed antennas systems to its targeted customer base (US office building owners) and to generate revenue and cash flow from the construction of the fiber optic network for Charter Communications. The business has been rebranded and renamed as Crown Fiber Optics. The Company believes the acquisition could add revenue of approximately $30 million and EBITDA of $10 million in 2023.

Crown’s customers previously expressed an interest in solving two problems: the inefficiency of their windows and the inability of 5G signals to penetrate their buildings. Crown’s Smart Window Inserts will help building owners solve many of the problems with their external windows and Crown’s Distributed Antenna Systems will allow for a stronger cellular signal within our customer’s buildings. The Company is already cross selling and marketing both its inserts as well as its newly offered distributed antenna systems.

“With our balance sheet now significantly strengthened, we look forward to executing on our targeted multi-product growth strategy which we believe has the potential to create meaningful and sustainable value for our shareholders,” added Croxall.

Details of the transaction may be found in a Form 8-K filed today with the Securities and Exchange Commission.

About Crown Electrokinetics

Crown is a smart glass technology company and the creator of our Smart Window Insert and an expert in both designing and installing distributed antenna systems (DAS) and constructing fiber optic networks.

Safe Harbor Statement:

Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Crown Electrokinetics

IR Email: info@crownek.com

Source: Crown Electrokinetics: www.crownek.com